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                                                                  Exhibit (k)(4)

                    Colonial New York Insured Municipal Fund


                                                               December __, 1999


Bankers Trust Company
Corporate Trust and Agency Group
Four Albany Street
New York, New York 10006

Attention:  Auction Rate/Remarketed Securities

Ladies and Gentlemen:

                  Reference is made to the Colonial Auction Agency Agreement - Basic Terms for Action as Auction Agent dated July 20, 1999 (the "Basic Terms"), which Basic Terms are incorporated herein by reference and the receipt of which is acknowledged by the undersigned. The Basic Terms, together with this Request and Acceptance Letter, are sometimes referred to therein and herein as the "Auction Agency Agreement" or the "Agreement." For purposes of the Basic Terms, you shall be considered the Auction Agent and Colonial New York Insured Municipal Fund shall be considered the Trust. Capitalized terms not defined herein shall have the meanings ascribed to them in the Basic Terms.

                  We hereby request that you act as auction agent for the Series
__ Municipal Auction Rate Cumulative Preferred Shares designated below (the "Municipal Preferred"). You hereby accept such appointment as auction agent and agree to act in accordance with the Agreement, including Basic Terms. The following terms are to be added to the Basic Terms:

                           Bankers Trust Company
                           Corporate Trust and Agency Group
                           Four Albany Street
                           New York, New York 10006
                           Attention: Auction Rate/Remarketed Securities Telecopier No.: (212) 250-6215
                           Telephone No.:  (212) 250-6850

                  Attached hereto are the By-Laws that fix the rights and preferences of Municipal Auction Rate Cumulative Preferred Stock.

                  If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request and Acceptance Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
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                                                                               2



                                        COLONIAL NEW YORK INSURED
                                          MUNICIPAL FUND



                                        By:
                                           -----------------------------------
                                              Name:
                                              Title:

Accepted by and Agreed to as of
the date first written above:

BANKERS TRUST COMPANY



By:
   -----------------------------------
      Name:
      Title:
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                        COLONIAL AUCTION AGENCY AGREEMENT
                     Basic Terms for Acting as Auction Agent

                                  July 20, 1999

                  These basic terms ("Basic Terms") set forth the general terms and conditions pursuant to which a bank or trust company identified in a Request and Acceptance Letter will act as auction agent (an "Auction Agent") for Municipal Auction Rate Cumulative Preferred Shares ("Municipal Preferred") issued by an investment company registered under the Investment Company Act of 1940, as amended, as further identified by such Request and Acceptance Letter (a "Trust"), for which Colonial Management Associates, Inc. is the investment adviser.

                  The Trust proposes to issue shares of Municipal Preferred pursuant to its Agreement, Declaration of Trust and Bylaws. The Trust desires that the Auction Agent perform certain duties in connection with the Municipal Preferred upon the terms and subject to the conditions of the Agreement.

1.                Definitions and Rules of Construction.

         1.1      Terms Defined By Reference to Bylaws.

                  Capitalized terms not defined herein shall have the respective meanings specified in the Bylaws.

         1.2      Terms Defined Herein.

                  As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

                  (b) "Agreement" shall mean the Basic Terms, together with the Request and Acceptance Letter relating to one or more series of Municipal Preferred.

                  (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

                  (d) "Auction Procedures" shall mean the auction procedures constituting Part II of Section 12.1 of the Bylaws of any Trust as of the adoption thereof.

                  (e) "Authorized Officer" of the Auction Agent shall mean each Senior Vice President, Vice President, Assistant Vice President and Associate of the
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                                                                               2


         Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

                  (f) "Broker-Dealer Agreement" shall mean each agreement among the Trust, the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

                  (g) "By-Laws," with respect to any Trust, shall mean the By-Laws, as amended and restated, of such Trust, a copy of which will be attached to the Request and Acceptance Letter of such Trust.

                  (h) "Declaration" means the Agreement and Declaration of Trust of any Trust, as the same may be amended, supplemented or modified.

                  (i) "Municipal Preferred" shall mean the preferred shares, no par value, of any Trust designated as its "Municipal Auction Rate Cumulative Preferred Shares" and bearing such further designation as to series as the Board of Trustees of such Trust or any committee thereof shall specify, as set forth in the Request Letter.

                  (j) "Request and Acceptance Letter" shall mean the letter from the Trust to the Auction Agent pursuant to which the Trust appoints the Auction Agent and the Auction Agent accepts its appointment as auction agent for the Municipal Preferred.

                  (k) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

                  (l) "Trust Officer" shall mean the Chairman of the Board of Trustees, each Vice Chairman of the Board of Trustees (whether or not designated by a number or word or words added before or after the title "Vice Chairman"), the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President and each Associate of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

         1.3      Rules of Construction.

                  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of the
Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.
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                                                                               3


                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof", "herein", "hereto" and other words of similar import refer to the Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

2.       The Auction.

         2.1      Purpose; Incorporation by Reference of
                  Auction Procedures and Settlement Procedures.

                  (a) The Bylaws for each series of Municipal Preferred will provide that the Applicable Rate for such series for each Subsequent Rate Period thereof shall, except under certain conditions, be the rate per annum that a bank or trust company appointed by the Trust advises results from implementation of the Auction Procedures for such series. The Board of Directors or Board of Trustees, as the case may be, of the Trust has adopted a resolution appointing the Auction Agent as auction agent for purposes of the Auction Procedures for each series of Municipal Preferred. The Auction Agent accepts such appointment and agrees to follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for each series of Municipal Preferred for each Subsequent Rate Period thereof for which the Applicable Rate is to be determined by an Auction. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

         2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

                  (a) Not later than seven days prior to the first Auction Date for the first series of Municipal Preferred subject to an Auction, the Trust shall provide the Auction Agent with a list of the
         Broker-Dealers. Not later than seven days prior to any Auction Date for any series of Municipal Preferred for which any change in such list of Broker-Dealers is to be effective, the Trust will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer;
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                                                                               4

         provided, however, that if the Trust proposes to designate any Special Rate Period of any series of Municipal Preferred pursuant to Section 4 of Part I of Section 12.1 of the Bylaws, not later than 11:00 A.M., New York City time, on the Business Day next preceding the Auction next preceding the first day of such Rate Period or by such later time or date, or both, as may be agreed to by the Auction Agent, the Trust shall provide the Auction Agent with a list of the Broker-Dealers for such series and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to a Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer for such series. The Auction Agent and the Trust shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                  (b) In the event that any Auction Date for any series of Municipal Preferred shall be changed after the Auction Agent shall have given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of 9:15 A.M., New York City time, on the new Auction Date or 9:15 A.M., New York City time, on the old Auction Date.

                  (c) (i) The Auction Agent shall maintain a registry of the beneficial owners of the shares of Municipal Preferred of each series who shall constitute Existing Holders of shares of Municipal Preferred of such series for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing shares of Municipal Preferred of such series. The Auction Agent shall keep such registry current and accurate. The Trust shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the shares of Municipal Preferred of each series a list of the initial Existing Holders of the shares of each such series of Municipal Preferred, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent shall advise the Trust in writing whenever the number of Existing Holders is 500 or more. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of shares of Municipal Preferred of any series (A) such list, (B) the results of Auctions, (C) notices from any Broker-Dealer as described in the first sentence of Section 2.2(c)(iii) hereof and (D) the results of any procedures approved by the Trust that have been devised for the purpose of determining the identities of Existing Holders in situations where shares of Municipal Preferred may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction
         Procedures.
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                                                                               5

                           (ii) In the event of any partial redemption of any series of Municipal Preferred, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request each Broker-Dealer to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should remain Existing Holders after such redemption based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of Municipal Preferred of such series such Broker-Dealer believes are owned by such Person after such redemption. In the absence of receiving any such information from any Broker-Dealer, the Auction Agent may continue to treat the Persons listed in its registry of Existing Holders as the beneficial owner of the number of shares of Municipal Preferred of such series shown in such registry.

                           (iii) The Auction Agent shall be required to register a transfer of shares of Municipal Preferred of any series from an Existing Holder of such shares of Municipal Preferred only if such transfer is to another Existing Holder, or other Person if permitted by the Trust, and only if such transfer is made (A) pursuant to an Auction, (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements by a Broker-Dealer of such transfer or (II) in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreements by the Broker-Dealer of any Existing Holder, or other Person if permitted by the Trust, that purchased or sold such shares of Municipal Preferred in an Auction of the failure of such shares of Municipal Preferred to be transferred as a result of such Auction or (C) pursuant to procedures approved by the Trust that have been devised for the purpose of determining the identities of Existing Holders in situations where shares of Municipal Preferred may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M., New York City time, on the Business Day preceding such Auction.

                  (d) The Auction Agent may request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of Municipal Preferred such Broker-Dealer believes to be owned by such Person. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such shares of Municipal Preferred to any Person other than the Trust and the Broker-Dealer that provided such information.
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                                                                               6

         2.3      Information Concerning Rates.

                  (a) The Rate Multiple on the date of the Agreement is set forth in the Request and Acceptance Letter. If there is any change in the credit rating of Municipal Preferred by either of the rating agencies (or substitute or successor rating agencies) referred to in the definition of "Rate Multiple" resulting in any change in the Rate Multiple for Municipal Preferred after the date of the Request and Acceptance Letter, the Trust shall notify the Auction Agent in writing of such change in the Rate Multiple prior to 12:00 Noon, New York City time, on the Business Day prior to the next Auction Date for any series of Municipal Preferred succeeding such change. If the Trust designates all or a portion of any dividend on shares of any series of Municipal Preferred to consist of net capital gains or other income taxable for Federal income tax purposes, it will indicate, in its notice in the form of Exhibit I hereto to the Auction Agent pursuant to Section 2.6 hereof, the Rate Multiple for such series to be in effect for the Auction Date on which the dividend rate for such dividend is to be fixed. In determining the Maximum Rate for any series of Municipal Preferred on any Auction Date as set forth in Section 2.3(b)(i) hereof, the Auction Agent shall be entitled to rely on the last Rate Multiple for Municipal Preferred of which it has most recently received notice from the Trust (or, in the absence of such notice, the percentage set forth in the Request and Acceptance Letter), except that if the Trust shall have notified the Auction Agent of a Rate Multiple to be in effect for an Auction Date in accordance with the preceding sentence, the Rate Multiple in effect for the next succeeding Auction Date of any series of Municipal Preferred shall be, unless the Trust notifies the Auction Agent of a change in the Rate Multiple for such succeeding Auction Date pursuant to this Section 2.3(a), the Rate Multiple that was in effect on the first preceding Auction Date for Municipal Preferred with respect to which the dividend, the rate for which was fixed on such Auction Date, did not include any net capital gains or other income taxable for Federal income tax purposes.

                  (b)(i) On each Auction Date for any series of Municipal Preferred, the Auction Agent shall determine the Maximum Rate for such series. The Maximum Rate for any series of Municipal Preferred on any Auction Date shall be:

                           (A) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to Section 4 of Part I of
         Section 12.1 of the Bylaws, the product of (1) the Reference Rate on such Auction Date for the next Rate Period of such series and (2) the Rate Multiple on such Auction Date, unless such series has or had a Special Rate Period (other than a Special Rate Period of 28 Rate Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period of such series after such Special Rate Period, in which case the higher of:
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                                                                               7


                                    (1) the dividend rate on shares of such
                           series for the then-ending Rate Period; and

                                    (2) the product of (x) the higher of (I) the
                           Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such series, if such then ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such series, if such then ending Rate Period was more than 364 Rate Period Days, and (II) the Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period, if such Special Rate Period was more than 364 Rate Period Days and (y) the Rate Multiple on such Auction Date; or

                           (B) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to Section 4 of Part I of
         Section 12.1 of the Bylaws, the product of (1) the highest of (x) the Reference Rate on such Auction Date for a Rate-Period equal in length to the then-ending Rate Period of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such Rate Period, if such then-ending Rate Period was more than 364 Rate Period Days, (y) the Reference Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is 364 Rate Period Days or fewer or the Treasury Note Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is more than 364 Rate Period Days, and (z) the Reference Rate on such Auction Date for Minimum Rate Periods and (2) the Rate Multiple on such Auction Date.

Not later than 9:30 A.M. on each Auction Date the Auction Agent shall notify the Trust and the Broker-Dealers of the Maximum Rate so determined and the "AA" Composite Commercial Paper Rate(s), the Taxable Equivalent of the Short-Term Municipal Bond Rate(s), Treasury Note Rate(s) and Treasury Bill Rate(s), as the case may be, used to make such determination.

                           (ii) From and after a Failure to Deposit by the Trust during any Rate Period of any series of Municipal Preferred, until such failure is cured and a Late Charge (as defined in paragraph (a) of Section 2.7), is paid, in accordance with subparagraph (e)(i) of
         Section 2 of Part I of Section 12.1 of the Bylaws, on the first day of each Rate Period of such series the Auction Agent shall determine the Treasury Note Rate for such Rate Period of more than 364 Rate Period Days and the Reference Rate for Rate Periods of 364 Rate Period Days or fewer. Not later than 9:30 A.M. on each such first day, the Auction Agent shall notify the Trust of the applicable Reference Rate and Treasury Note Rate.

                           (iii) If any "AA" Composite Commercial Paper Rate, Taxable Equivalent of the Short-Term Municipal Bond Rate, Treasury Note Rate or Treasury Bill Rate, as the case may be, is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Bylaws if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Trust as to the method of such conversion.

                           (iv) If any "AA" Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Trust shall promptly advise the Auction Agent of any such selection.

                           (v) If any Treasury Note Rate or Treasury Bill Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Trust shall promptly advise the Auction Agent of any such selection.

                  (c) The maximum marginal tax rate referred to in the definition of "Rate Multiple" in the Bylaws is referred to in this Agreement as the "Highest Marginal Rate." The Highest Marginal Rate on the date of the Agreement is set forth in the Request and Acceptance Letter. If there is any change in the Highest Marginal Rate, the Trust shall notify the Auction Agent in writing of such change prior to 12:00 Noon, New York City time, on the Business Day prior to the next Auction Date for Municipal Preferred succeeding such change. In determining the Maximum Rate for any series of Municipal Preferred on any Auction Date, the Auction Agent shall be entitled to rely on the Highest Marginal Rate of which it has most recently received notice from the Trust (or, in the absence of such notice, the percentage set forth in the Request and Acceptance Letter).

         2.4      Auction Schedule.

                  The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

         Time                                        Event

         By 9:30 A.M.                      Auction Agent advises the Trust and
                                           Broker-Dealers of the applicable
                                           Maximum Rate and the Reference
                                           Rate(s) and Treasury Note Rate(s), as
                                           the case may be, used in determining
                                           such Maximum Rate as set forth in
                                           Section 2.3(b)(i) hereof.

         9:30 A.M. - 1:30 P.M.             Auction Agent assembles information
                                           communicated to it by Broker-Dealers
                                           as provided in Section 2(a) of the
                                           Auction Procedures. Submission
                                           Deadline is 1:30 P.M.

         Not earlier than 1:30 P.M.        Auction Agent makes determinations
                                           pursuant to Section 3(a) of the
                                           Auction Procedures.

         By approximately 3:00 P.M.        Auction Agent advises Trust of
                                           results of Auction as provided in
                                           Section 3(b) of the Auction
                                           Procedures.

Submitted Bids and Submitted Sell Orders are accepted and rejected and shares of Municipal Preferred are allocated as provided in Section 4 of the Auction Procedures. The Auction Agent gives notice of the Auction results as set forth in paragraph (a) of the Settlement Procedures.

The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

         2.5      Designation of Special Rate Period.

                  (a) The Bylaws will provide that, subject to the Trust's option to designate a Special Rate Period as referred to in paragraph
         (b) of this Section 2.5, (i) each Rate Period of any series of Municipal Preferred will be a Minimum Rate

         Period (a duration of seven days, subject to certain exceptions) and
         (ii) each Rate Period following a Rate Period of any series of Municipal Preferred that is other than a Minimum Rate Period will be a Minimum Rate Period. Not less than 10 nor more than 20 days prior to the last day of any such Rate Period that is not a Minimum Rate Period,
         (i) the Trust shall deliver to the Auction Agent a notice of the Auction Date of the next succeeding Auction for such series in the form of Exhibit C hereto and (ii) the Auction Agent shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series at the address set forth for such Existing Holder in the records of the Auction Agent and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Trust.

                  (b) Pursuant to the Bylaws, the Trust may, at its option, designate a Special Rate Period for any series of Municipal Preferred in the manner described in Section 4 of Part I of Section 12.1 of the Bylaws.

                           (i) If the Board of Trustees proposes to designate any succeeding Subsequent Rate Period of any series of Municipal Preferred as a Special Rate Period, (A) the Trust shall deliver to the Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D hereto not less than 20 (or such lesser number of days as may be agreed to from time to time by the Auction Agent) nor more than 30 days prior to the first day of such proposed Special Rate Period and
         (B) the Auction Agent on behalf of the Trust shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series of Municipal Preferred at the address set forth for such Existing Holder in the records of the Auction Agent and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Trust.

                           (ii) If the Board of Trustees determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, (A) the Trust shall deliver to the Auction Agent a notice of such determination in the form of Exhibit E hereto not later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or such later time or date, or both, as may be agreed to by the Auction Agent) and (B) the Auction Agent shall deliver such notice to the Broker-Dealers for such series not later than 3:00 P.M., New York City time, on such second Business Day (or, if the Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

                           (iii) If the Trust shall deliver to the Auction Agent a notice not later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or such later time or date, or both, as may be agreed to by the Auction Agent) stating that the Trust has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit F hereto, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E hereto, the

         Auction Agent shall deliver a notice in the form of Exhibit F hereto to the Broker-Dealers for such series not later than 3:00 P.M., New York City time, on such second Business Day (or, if the Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

Such change in the length of any Rate Period shall not occur if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction.

         2.6      Allocation of Taxable Income.

                  The Trust shall, in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and may, in the case of any other Special Rate Period, designate all or a portion of any dividend on shares of any series of Municipal Preferred to consist of net capital gains or other income taxable for Federal income tax purposes by delivering to the Auction Agent a notice in the form of Exhibit I hereto of such designation not later than the Dividend Payment Date for such series next preceding the Auction Date on which the dividend rate for such dividend is to be fixed. The Auction Agent will deliver such notice to the Broker-Dealers for such series on the Business Day following its receipt of such notice from the Trust. Within two Business Days after any Auction Date involving the allocation of income taxable for Federal income tax purposes, the Auction Agent shall notify each Broker-Dealer for the related series as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

         2.7      Failure to Deposit.

                  (a)      If:

                           (i) any Failure to Deposit shall have occurred with respect to shares of Municipal Preferred during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.7(c) hereof and the Trust shall have paid to the Auction Agent a late charge (a "Late Charge") equal to the sum of
         (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on such shares, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with

         Section 2.7(c) hereof (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of Municipal Preferred and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares of Municipal Preferred, if any, for which Notice of Redemption has been given by the Trust, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with Section 2.7(c) hereof (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of Municipal Preferred to be redeemed, then the Auction Agent shall deliver a notice in the form of Exhibit G hereto by first-class mail, postage prepaid, to the Broker-Dealers for such series not later than one Business Day after its receipt of the payment from the Trust curing such Failure to Deposit and such Late Charge.

                  (b)      If:

                           (i) any Failure to Deposit shall have occurred with respect to shares of Municipal Preferred during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with Section 2.7(c) hereof or the Trust shall not have paid the applicable Late Charge to the Auction Agent; or

                           (ii) any Failure to Deposit shall have occurred with respect to shares of Municipal Preferred during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with Section 2.7(c) hereof or the Trust shall not have paid the applicable Late Charge to the Auction Agent in accordance with
         Section 2(e)(i)(D) of Section 12.1 of the Bylaws (such Late Charge, for purposes of this clause (b)(ii) of this Section 2.7, to be calculated by using, as the Reference Rate, the Reference Rate applicable to a Rate Period (x) consisting of more than 182 Rate Period Days and

         (y) commencing on the date on which the Rate Period during which Failure to Deposit occurs commenced);

then the Auction Agent shall deliver a notice in the form of Exhibit H hereto to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from the Trust curing such Failure to Deposit and such Late Charge.

                  (c) A Failure to Deposit with respect to shares of Municipal Preferred shall have been cured (if such Failure to Deposit is not solely due to the willful failure to the Trust to make the required payment to the Auction Agent) with respect to any Rate Period if, within the respective time periods described immediately above, the Trust shall have paid to the Auction Agent (i) all accumulated and unpaid dividends on the shares of Municipal Preferred and (ii) without duplication, the Redemption Price for the shares of Municipal Preferred, if any, for which Notice of Redemption has been mailed; provided, however, that the foregoing clause (ii) shall not apply to the Trust's failure to pay the Redemption Price in respect of shares of Municipal Preferred when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and each such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         2.8      Broker-Dealers.

                  (a) Not later than 12:00 Noon, New York City time, on each Auction Date for any series of Municipal Preferred, the Trust shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to Section 2.8 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 2.8 of each such Broker-Dealer Agreement.

                  (b) The Trust shall obtain the consent of the Auction Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld.

                  (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Trust, provided that at least one Broker-Dealer Agreement would be in effect for each series of Municipal Preferred after such termination.

                  (d) Subject to the Auction Agent's having consented to the selection of the relevant Broker-Dealer pursuant to Section 2.8(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Trust shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Trust shall request, which schedules, among other things, shall set forth the series of Municipal Preferred to which such Broker-Dealer Agreement relates.

         2.9      Ownership of Shares of Municipal Preferred.

                  The Trust shall notify the Auction Agent if the Trust or any affiliate of the Trust acquires any shares of Municipal Preferred of any series. Neither the Trust nor any affiliate of the Trust shall submit any Order in any Auction for Municipal Preferred, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Trust may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this
Section 2.9, a Broker-Dealer shall not be deemed to be an affiliate of the Trust solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a director of the Trust. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 2.9.

         2.10     Access to and Maintenance of Auction Records.

                  The Auction Agent shall, upon the receipt of prior written notice from the Trust, afford to the Trust access at reasonable times during normal business hours to all books, records, documents and other information concerning the conduct and results of Auctions. The Auction Agent shall maintain records relating to any Auction for a period of six years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.


3.       The Auction Agent as Dividend and
         Redemption Price Disbursing Agent.

                  The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of shares of Municipal Preferred of any series
(i) on each Dividend Payment Date for such series, dividends on the shares of Municipal Preferred of such series, (ii) on any date fixed for redemption of shares of Municipal Preferred of any series, the Redemption Price of any shares of such series called for redemption and (iii) any Late Charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary Trusts from the Trust with which to pay such dividends, Redemption Price or Late Charge. The amount of dividends for any Rate Period for any series of Municipal Preferred to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Trust as set forth in Section 2 of Part I of Section 12.1 of the Bylaws with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Trust as set forth in Section 11 of Part I of Section
12.1 of the Bylaws with respect to such series. The Trust shall notify the Auction Agent in writing of a decision to redeem shares of any series of Municipal Preferred at least five days prior to the date a Notice of Redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph (c) of Section 11 of Part I of Section 12.1 of the

Bylaws. Such notice by the Trust to the Auction Agent shall contain the information required by paragraph (c) of Section 11 of Part I of Section 12.1 of the Bylaws to be stated in the Notice of Redemption required to be mailed by the Trust to such Holders.


4.       The Auction Agent as Transfer Agent and Registrar.

         4.1      Issue of Stock or Shares Certificates.

                  Upon the Date of Original Issue of each series of Municipal Preferred, one or more certificates representing all of the shares of such series issued on such date shall be issued by the Trust and, at the request of the Trust, registered in the name of Cede & Co.
and countersigned by the Auction Agent.

         4.2      Registration of Transfer of Shares.

                  Shares of each series of Municipal Preferred shall be registered solely in the name of the Securities Depository or its nominee.

         4.3      Removal of Legend on Restricted Shares.

                  All requests for removal of legends on shares of Municipal Preferred of any series indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Trust Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

         4.4      Lost Stock or Share Certificates.

                  The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Trust and the Auction Agent, subject at all times to provisions of law, the Bylaws of the Trust governing such matters and resolutions adopted by the Trust with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Trust to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Trust to the Auction Agent that such issuance will comply with such provisions of law and the Bylaws and resolutions of the Trust.

         4.5      Disposition of Cancelled Certificates;

                  Record Retention.

                  The Auction Agent shall retain all stock or share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. Upon the expiration of this two-year period, the Auction Agent shall deliver to the Trust the cancelled certificates and accompanying documentation. The Trust shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter such records shall not be destroyed by the Trust without the concurrence of the Auction Agent.

         4.6      Stock or Record Books.

                  For so long as the Auction Agent is acting as the transfer agent for any series of Municipal Preferred pursuant to the Agreement, it shall maintain a stock or record book containing a list of the Holders of the shares of Municipal Preferred of each such series. In case of any request or demand for the inspection of the stock or record books of the Trust or any other books in the possession of the Auction Agent, the Auction Agent will notify the Trust and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock or record books or other books to any Person in case it is advised by its counsel that its failure to do so would be unlawful.

         4.7      Return of Funds.

                  Any funds deposited with the Auction Agent hereunder by the Trust for any reason, including but not limited to redemption of shares of Municipal Preferred of any series, that remain unpaid after ninety days shall be repaid to the Trust upon the written request of the Trust, together with interest, if any, earned thereon.

5. Representations and Warranties of the Trust.

                  The Trust represents and warrants to the Auction Agent that:

                  (a) the Trust is a duly organized and existing business trust in good standing under the laws of the State of its incorporation or organization and has full corporate power or all requisite power to execute and deliver the Agreement and to authorize, create and issue the shares of Municipal Preferred of each series, and the shares of Municipal Preferred of each series when issued, will be duly authorized, validly issued, fully paid and nonassessable;

                  (b) the Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust;

                  (c) the form of the certificate evidencing the shares of Municipal Preferred of each series complies or will comply with all applicable laws of the State of its incorporation or organization;

                  (d) when issued, the shares of Municipal Preferred of each series will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of the Agreement or will have been required in connection with the issuance of the shares of Municipal Preferred of each series;

                  (e) the execution and delivery of the Agreement and the issuance and delivery of the shares of Municipal Preferred of each series do not and will not conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Agreement and Declaration of Trust (as amended to date) or the Bylaws of the Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Trust or the Trust and its subsidiaries taken as a whole; and

                  (f) no taxes are payable upon or in respect of the execution of the Agreement or the issuance of the shares of Municipal Preferred of any series.


6.       The Auction Agent.

         6.1      Duties and Responsibilities.

                  (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any Person, other than the Trust, by reason of the Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Auction Agent.

                  (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

         6.2      Rights of the Auction Agent.

                  (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Trust or by a Broker-Dealer. The Auction Agent may record telephone communications with the Trust or with the Broker-Dealers or both.

                  (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

         6.3      Auction Agent's Disclaimer.

                  The Auction Agent makes no representation as to the validity or adequacy of the Agreement, the Broker-Dealer Agreements or the shares of Municipal Preferred of any series except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

         6.4      Compensation, Expenses and Indemnification.

                  (a) The Trust shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under the Agreement and the Broker-Dealer Agreements.

                  (b) The Trust shall reimburse the Auction Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Agreement and the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its negligence or bad faith.

                  (c) The Trust shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder.


7.       Miscellaneous.

         7.1      Term of Agreement.

                  (a) The term of the Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Trust may terminate the Agreement at any time by so notifying the Auction Agent, provided that the Trust has entered into an agreement in substantially the form of the Agreement with a successor Auction Agent. The Auction Agent may terminate the Agreement upon written notice to the Trust on the date specified in such notice, which date shall be no earlier than 45 days after the date of delivery of such notice.

                  (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Trust and the Auction Agent under the Agreement with respect to any series of Municipal Preferred shall cease upon termination of the Agreement with respect to such series. The Trust's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.4 hereof shall survive the termination of the Agreement with respect to any series of Municipal Preferred. Upon termination of the Agreement with respect to any series of Municipal Preferred, the Auction Agent shall, at the Trust's request, promptly deliver to the Trust copies of all books and records maintained by it with respect to Municipal Preferred in connection with its duties hereunder.

         7.2      Communications.

                  Except for (i) communications authorized to be by telephone pursuant to the Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:


         If to the Trust,                            [Name of Trust]
                                                     One Financial Center

                                              Boston, MA  02111
                                                       Attention:
                                              Telecopier No.: (617) 345-0919
                                              Telephone No.:  (617) 426-3750

         If to the Auction Agent,           to the address or telecopy
                                              number set forth in the
                                              Request and Acceptance Letter,

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trust by a Trust Officer and on behalf of the Auction Agent by telephone (confirmed by telecopy or in writing) by an Authorized Officer.

         7.3      Entire Agreement.

                  The Agreement contains the entire agreement between the parties relating to, and superseding any prior agreement between the parties relating to, the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

         7.4      Benefits.

                  Nothing herein, express or implied, shall give to any Person, other than the Trust, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         7.5      Amendment; Waiver.

                  (a) The Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         7.6      Successors and Assigns.


                  The Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Trust and the Auction Agent.

         7.7      Severability.

                  If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         7.8      Governing Law.

                  The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  If the Trust is a Massachusetts business trust, the following provision is deemed to be included in the Basic Terms:

         7.9      Declaration of Trust.

                  The Trust's Agreement and Declaration of Trust (as amended) is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement has been executed on behalf of the Trust by the Vice President and Treasurer of the Trust acting in such capacity and not individually, and the obligations of the Trust set forth in this Agreement are not binding upon any of the Trust's trustees, officers or shareholders individually, but are binding only upon the assets and property of the Trust.

                                                                       EXHIBIT A




                                     FORM OF
                             BROKER-DEALER AGREEMENT

                                                                       EXHIBIT B




                              SETTLEMENT PROCEDURES

                                                                       EXHIBIT C




                                 [NAME OF TRUST]

                           NOTICE OF AUCTION DATE FOR

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES

                             ("Municipal Preferred")


             NOTICE IS HEREBY GIVEN that the Auction Date of the next Auction for Series __ of the Trust's Municipal Preferred is scheduled to be ____________, 19__ and the next Dividend Payment Date for Series __ of the Trust's Municipal Preferred will be _____________, 19__.

             [A Failure to Deposit in respect of the Series __ Municipal Preferred currently exists. If, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the next scheduled Auction Date of the Series __ Municipal Preferred, such Failure to Deposit is not cured or the applicable Late Charge is not paid, the next Auction will not be held. Notice of the next Auction for the Series __ Municipal Preferred will be delivered when such Failure to Deposit is cured and the applicable Late Charge is paid.(1/)]


                                                [NAME OF TRUST]



--------
(1/) Include this language if a Failure to Deposit exists.

                                                                       EXHIBIT D


                                 [NAME OF TRUST]

                          NOTICE OF PROPOSED CHANGE OF

                            LENGTH OF RATE PERIOD OF

           MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK [SHARES]

                             ("Municipal Preferred")



             [Name of Trust] (the "Trust") may exercise its option to designate the Rate Period of its Series __ Municipal Preferred commencing [the first day of the Special Rate Period] as a Special Rate Period.

             By 11:00 A.M., New York City time, on the second Business Day preceding the first day of such proposed Special Rate Period, the Trust will notify _________________ of either (a) its determination to exercise such option, designating the length of such Special Rate Period for such series or
(b) its determination not to exercise such option.


                                                   [NAME OF TRUST]




Dated:__________, 19__

                                                                       EXHIBIT E


                                 [NAME OF TRUST]

                    NOTICE OF CHANGE OF LENGTH OF RATE PERIOD

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES

                             ("Municipal Preferred")


             NOTICE IS HEREBY GIVEN that [NAME OF TRUST] (the "Trust") has determined to designate the Rate Period of its Series __ Municipal Preferred commencing on [the first day of the Special Rate Period] as a Special Rate Period.

             The Special Rate Period will be __________ [Rate Period Days].

             The Auction Date for the Special Rate Period is [the Business Day next preceding the first day of such Special Rate Period].

             As a result of the Special Rate Period designation, the amount of dividends payable on Series __ Municipal Preferred during the Special Rate Period will be based on a 360-day year.

             The Special Rate Period shall not commence if (a) an Auction for shares of Municipal Preferred shall not be held on such Auction Date for any reason or (b) an Auction for shares of Municipal Preferred shall be held on such Auction Date but Sufficient Clearing Bids for such shares shall not exist in such Auction.

             The scheduled Dividend Payment Dates for such series of Municipal Preferred during such Special Rate Period will be ___________________.

             [Special Redemption Provisions, if any]

             Attached hereto is a Municipal Preferred Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is rating such shares of Municipal Preferred) and S&P Eligible Assets (if S&P is rating such shares of Municipal Preferred) each have an aggregate Discounted Value at least equal to the Municipal Preferred Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (i) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (ii) the Moody's Discount

Factors applicable to Moody's Eligible Assets are determined by reference to the first Moody's Exposure Period longer than the Moody's Exposure Period then applicable to the Trust.)


                                              [NAME OF TRUST]




Dated:_________________, 19____

                                                                       EXHIBIT F


                                 [NAME OF TRUST]

                      NOTICE OF DETERMINATION NOT TO CHANGE

                            LENGTH OF RATE PERIOD OF

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES

                             ("Municipal Preferred")


             NOTICE IS HEREBY GIVEN that [NAME OF TRUST] (the "Trust") has determined not to exercise its option to designate a Special Rate Period of its Series __ Municipal Preferred and the next succeeding Rate Period of such series will be a Minimum Rate Period of ___ Rate Period Days.


                                            [NAME OF TRUST]



Dated: ______________, 19____

                                                                       EXHIBIT G


                                 [NAME OF TRUST]

                                NOTICE OF CURE OF

                              FAILURE TO DEPOSIT ON

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES

                             ("Municipal Preferred")


             NOTICE IS HEREBY GIVEN that [NAME OF TRUST] (the "Trust") has cured its Failure to Deposit and paid the applicable Late Charge with respect to its Series __ Municipal Preferred. The dividend rate on the shares of Series __ Municipal Preferred for the current Dividend Period is ____% per annum, the Dividend Payment Date for the current Dividend Period is scheduled to be __________, 19__ and the next Auction Date is scheduled to be __________, 19__.


                                                   [NAME OF TRUST]




Dated: ______________, 19____

                                                                       EXHIBIT H


                                 [NAME OF TRUST]

                                NOTICE OF CURE OF

                              FAILURE TO DEPOSIT ON

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES

                             ("Municipal Preferred")


             NOTICE IS HEREBY GIVEN that [NAME OF TRUST] (the "Trust") has cured its Failure to Deposit and paid the applicable Late Charge with respect to its Series __ Municipal Preferred. The next Auction Date for the Series __ Municipal Preferred is scheduled to be on ______________19___.


    [NAME OF TRUST]




Dated: ________________, 19___

                                                                       EXHIBIT I

                                 [NAME OF TRUST]

                                    NOTICE OF

                [CAPITAL GAINS] [AND] [TAXABLE ORDINARY INCOME](1/)

                                  DIVIDEND FOR

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES

                             ("Municipal Preferred")

         NOTICE IS HEREBY GIVEN that the amount of the dividend payable on _______________, 19__ for Series __ of the Trust's Municipal Preferred will be determined by the Auction to be held on _____________, 19__. Up to [$ A ](2/) [$B ](3/) per share of the dividend payable on such date as determined by such Auction will consist of [capital gains](2/) [ordinary income taxable for Federal income tax purposes](3/). If the dividend amount payable on such date as determined by such Auction is less than [$ A ](2/) [$ B ](3/) per share, the entire amount of the dividend will consist of [capital gains](2/) [ordinary income taxable for Federal income tax purposes](3/). [To the extent such dividend amount exceeds [$ A ] per share, any excess up to [$ B ] per share will consist of ordinary income taxable for Federal income tax purposes.](4/) Accordingly, the aforementioned composition of the dividend payable on _______________, 19__ should be considered in determining Orders to be submitted with respect to the Auction to be held on _______________, 19___. The Rate Multiple in effect for such Auction will be ____%.


                                                  [NAME OF TRUST]

--------

(1/) Include language with respect to capital gains, taxable ordinary income or both, depending on the character of the designation to be made with respect to the dividend(s).

(2/) Include bracketed material if a portion of the dividend will be designated capital gains.

(3/) Include bracketed material if a portion of the dividend will be designated ordinary income taxable for Federal income tax purposes and no portion of the dividend will be designated capital gains.

(4/) Include bracketed material if a portion of the dividend will be designated capital gains and a portion will be designated ordinary income taxable for Federal income tax purposes.

   (Footnotes continued)

A   =    the maximum amount of capital gains allocated to such series of
         Municipal Preferred to be included in such dividend, divided by the number of shares of Municipal Preferred.

B   =    the maximum amount of ordinary income taxable for Federal income tax purposes allocated to such series of Municipal Preferred to be included in such dividend, divided by the number of shares in such series.